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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of JP Energy Partners LP of our report dated July 3, 2013 relating to the financial statements of Falco Energy Transportation LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX
September 22, 2014

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  Exhibit 23.6